As filed with the Securities and Exchange Commission on November 19, 2003
                                                    Registration No. 33-86672


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            POST-EFFECTIVE AMENDMENT
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             C&D TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                  13-331459
--------------------------------           -------------------------------------
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

   1400 Union Meeting Road
   Blue Bell, Pennsylvania                              19422
---------------------------------------    -------------------------------------
(Address of Principal Executive Offices)               (Zip Code)



                          CHARTER POWER SYSTEMS, INC.
                                STOCK OPTION PLAN
                              (Full title of plan)


                                 Linda R. Hansen
                       Vice President and General Counsel
                             C&D Technologies, Inc.
                             1400 Union Meeting Road
                       Blue Bell, Pennsylvania 19422-0858
                     (Name and address of agent for service)

                                 (215) 619-7817
                     (Telephone number, including area code,
                              of agent for service)


                                    Copy to:
                            John W. Kauffman, Esquire
                                Duane Morris LLP
                             4200 One Liberty Place
                      Philadelphia, Pennsylvania 19103-7396
                                 (215) 979-1000

                          DEREGISTRATION OF SECURITIES

     Pursuant to a Form S-8 Registration Statement (File No. 33-86672) (the "Registration Statement") filed with the Securities and Exchange Commission on November 23, 1994, C&D Technologies, Inc. (the "Company"), formerly known as Charter Power Systems, Inc., registered 1,400,000 shares of its common stock, as calculated on a post-split basis, to be reserved for issuance under the Charter Power Systems, Inc. Stock Option Plan. As of October 31, 2003, a total of 260,420 shares of common stock of the shares registered under the Registration Statement were sold.

     Pursuant to the undertakings included in Item 9 of the Registration Statement and as required by Item 512 of Regulation S-K of the Securities Act of 1933, the Company hereby deregisters and removes from registration the 1,139,580 shares registered under Registration Statement that remain unsold.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933 and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Blue Bell, Pennsylvania on November 19, 2003.


                                           C&D TECHNOLOGIES, INC.


                                       By:/s/ Stephen E. Markert, Jr.
                                              ----------------------------------
                                              Stephen E. Markert, Jr.,
                                              Vice President - Finance and Chief
                                              Financial Officer